ADVISORY AGREEMENT

         ADVISORY AGREEMENT made as of ____________________________ by and between STATE STREET RESEARCH & MANAGEMENT COMPANY, a corporation organized under the laws of Delaware having its principal place of business in Boston, Massachusetts (the "Manager"), and STATE STREET RESEARCH MASTER INVESTMENT TRUST, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").

         WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust currently has a series known as State Street Research Investment Trust to which this Agreement does NOT apply; and

         WHEREAS, the Trust has established a series known as State Street Research Equity Index Fund ("Fund") with respect to which the Manager shall render management and investment advisory services pursuant to the terms of this Agreement; and

         WHEREAS, the Trust initially desires to invest all of the Fund's investable assets in another mutual fund with an identical investment objective (the "Portfolio");

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1.       APPOINTMENT OF MANAGER.
                  ----------------------

                  The Trust hereby appoints the Manager to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF MANAGER.
                  -----------------

                  The Manager, at its own expense, shall directly manage the assets of the Fund in the event that the Trust's Board of Trustees determines it is in the best interests of the Fund's shareholders to withdraw its investment in the Portfolio. At such time, the Manager shall (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of the Fund. In addition, the Manager shall provide such other direct management of the assets of the Fund, including asset allocation services, as the Board of Trustees may determine in its discretion.

         3.       ALLOCATION OF EXPENSE.
                  ---------------------

                  Except for the services and facilities to be provided by the Manager as set forth in paragraph 2 above, and services provided by the Manager as set forth in a General Administration Agreement between the Trust and the Manager, the Trust assumes and shall pay all expenses for all other Trust operations and activities. The Trust shall reimburse the Manager for the use of the Manager's personnel, equipment, facilities and office space in providing assistance with the operations and activities that are the responsibility of the Trust. (It being understood that the Trust shall allocate such expenses between or among its Funds to the extent contemplated by its Master Trust Agreement.) The expenses to be borne by the Trust are set forth below.

                  (a)      all expenses of organizing the Fund;

                  (b) the charges and expenses of any registrar, share transfer or dividend disbursing agent, shareholder servicing agent, custodian, or depository appointed by the Trust for the safekeeping of the Fund's cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services;

                  (c)      the charges and expenses of auditors;

                  (d) brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Exchange Act;

                  (e) taxes, including issuance and transfer taxes and registration, filing or other fees payable by the Trust to federal, state or other governmental agencies;

                  (f) expenses, including the cost of printing certificates, relating to the issuance of shares of the Fund;

                  (g) expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions;

                  (h) expenses related to the redemption of shares of the Fund, including expenses attributable to any program of periodic redemption;

                  (i) expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications to existing shareholders;

                  (j) expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to existing shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

                  (k) compensation and expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

                  (l) expense of maintaining shareholder accounts and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

                  (m) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's legal and financial structure and relations with its shareholders, issuance of shares of the Trust, and registration and qualification of securities under federal, state and other laws;

                  (n) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

                  (o) insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

                  (p)      interest payable on Fund borrowings; and

                  (q) such other nonrecurring expenses of the Fund as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and expenses resulting from the legal obligation which the Trust may have to provide indemnity with respect thereto.

         4.       ADVISORY FEE.
                  ------------

                  For the services that may be provided by the Manager as set forth in paragraph 2 hereof, the Trust agrees that the Fund shall pay to the Manager a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to ____________ one hundredths of one percent (0.____%) on an annual basis of the average daily net asset value of the Fund for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Fund.

                  In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.

         5.       RELATIONS WITH TRUST.
                  --------------------

                  Subject to and in accordance with the Master Trust Agreement and By-laws of the Trust and the Certificate of Incorporation and By-laws of the Manager, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers or otherwise, that directors, officers, agents and shareholders of the Manager (or any successor thereof) are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise, that the Manager (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, Certificate of Incorporation and By-laws.

         6.       LIABILITY OF MANAGER.
                  --------------------

                  The Manager shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         7.       DURATION AND TERMINATION OF THIS AGREEMENT.
                  ------------------------------------------

                  (a) Duration. This Agreement shall become effective with respect to the Fund on the later of (i) the date on which a Registration Statement with respect to the shares of the Fund under the Securities Act of 1933, as amended, is first declared effective by the Securities and Exchange Commission or (ii) the date on which the Fund commences operations or offering its shares to the public. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness this Agreement shall continue in full force and effect, subject to Section 7(c), for successive one-year periods with respect to the Fund so long as such continuance with respect to the Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to the Fund until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) if such a vote is required under the 1940 Act for such amendment.

                           No shareholder vote shall be required for any amendments to the Agreement for which the Securities and Exchange Commission or its staff has indicated that no shareholder vote is necessary, as for example, in the case of a decrease in the advisory fee under the Agreement.

                  (c) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940
         Act) of the Fund, or by the Manager, in each case on sixty (60) days' prior written notice to the other party.

                  (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         8.       SERVICES NOT EXCLUSIVE.
                  ----------------------

                  The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         9.       NAME OF TRUST.
                  -------------

                  It is understood that the phrase "State Street Research" and any logos associated with that name are the valuable property of State Street Research & Management Company, the Manager, and that the Trust has the right to include such phrase as a part of its name and the name of the Funds only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use such phrase and logos.

         10.      NOTICES.
                  -------

                  Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

         11.      GOVERNING LAW; COUNTERPARTS.
                  ---------------------------

                  This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         12.      LIMITATION OF LIABILITY.
                  -----------------------

                  The term "State Street Research Master Investment Trust" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement of the Trust dated February 5, 1993, as the same may subsequently hereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, assistant officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by a duly authorized officer or assistant officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other Fund shall be responsible for the same.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

STATE STREET RESEARCH &                     STATE STREET RESEARCH
MANAGEMENT COMPANY                          MASTER INVESTMENT TRUST



---------------------------------            ----------------------------------